EXHIBIT 23(q)
                               POWER OF ATTORNEY


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                                POWER OF ATTORNEY

         The undersigned, being all of the Trustees of The Phoenix Edge Series Fund (the "Fund"), do hereby constitute and appoint each of Philip K. Polkinghorn, Tracy L. Rich and Kathleen A. McGah as our true and lawful attorneys and agents, and each of them, with full power to act without the others, is hereby authorized, empowered and directed to take all action necessary, on behalf of The Phoenix Edge Series Fund, in the capacity indicated below, with respect to the establishment of the Phoenix-S&P Dynamic Asset Allocation Series: Moderate, the Phoenix-S&P Dynamic Asset Allocation Series:
Moderate Growth, the Phoenix-S&P Dynamic Asset Allocation Series: Growth, and the Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth, four new series of the Fund, in order to comply with the Securities Act of 1933, the Investment Company Act of 1940 and any other applicable federal laws, including the filing of post-effective amendments to the registration statement of The Phoenix Edge Series Fund on Form N-1A, File No. 33-5033, any filings with any state agency with respect to the Fund's Declaration of Trust, and any or all amendments to the foregoing as such attorneys and agents shall deem necessary or appropriate. The undersigned each hereby ratifies and confirms our respective signature as it may be signed by said attorneys and agents. This instrument shall not be affected by our subsequent disability or incompetence.

         We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original thereof.

         We hereby further revoke any and all powers of attorney previously given by us with respect to said Fund, provided that this revocation shall not affect the exercise of such power prior to the date hereof.

         WITNESS our hand and seal on this 30th day of January, 2006.



/s/ Frank M. Ellmer                             /s/ John A. Fabian
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Frank M. Ellmer, Trustee                        John A. Fabian, Trustee


/s/ Roger A. Gelfenbien                         /s/ Eunice S. Groark
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Roger A. Gelfenbien, Trustee                    Eunice S. Groark, Trustee


/s/ Frank E. Grzelecki                          /s/ John R. Mallin
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Frank E. Grzelecki, Trustee                     John R. Mallin, Trustee


/s/ Philip R. McLoughlin                        /s/ Philip K. Polkinghorn
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Philip R. McLoughlin, Trustee                   Philip K. Polkinghorn, Trustee